EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com
Press Release

Full Year 2007 results date notification – 21 February 2008

Basingstoke, UK and Philadelphia, US – 12 February 2008– Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ), the global specialty biopharmaceutical company, will announce full year 2007 earnings on Thursday 21 February 2008.

Results press release will be issued at:	12:00 GMT / 07:00 EST
Investor meeting and conference call time:	14:00 GMT / 09:00 EST

Investor & Analyst meeting and conference call:
Matthew Emmens, Chief Executive Officer, Angus Russell, Chief Financial Officer, Mike Cola, President, Specialty Pharmaceuticals and Sylvie Grégoire, President, Human Genetic Therapies will host the investor and analyst meeting and conference call at 14:00 GMT/9:00 EST.

The meeting will take place at the offices of Deutsche Bank, Winchester House, 1 Great Winchester Street, London, EC2N 2DB.

Please email ssalah@shire.com to register to attend this meeting in London.

The details of the conference call are as follows:

UK dial in:	0800 953 0934
US dial in:	1866 224 2843
International dial in:	+44 (0) 1452 569 102
Password/Conf ID:	34394878
Live Webcast:*	http://gaia.world-television.com/shire/20080221

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for one year.  Details are as follows:

UK dial in	0800 953 1533
US dial in	1866 247 4222

International dial in	+44 (0) 1452 55 00 00
Pin code	34394878 #
Webcast replay:*	http://gaia.world-television.com/shire/20080221

* Email verification is required

For further information please contact:

Investor Relations	Souheil Salah	+44 1256 894 160

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.